Exhibit 99.1
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PARTICIPATE AT THE BREAN MURRAY, CARRET & CO. WINTER CONSUMER CONFERENCE

HOUSTON, TX, January 19, 2007 - Stage Stores, Inc. (NYSE: SSI) announced today that it will participate at the Brean Murray, Carret & Co. One on One Winter Consumer Conference, which is being held on Thursday, January 25, 2007 at The Grand Hyatt Hotel in New York City.

The Company noted that the PowerPoint presentation that management will use at the conference will be available for viewing in the Investor Relations section of the Company's web site prior to the start of the conference.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 655 stores located in 33 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

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